SERVICE LOGISTICS AND WAREHOUSE, LLC

302 S.HENRY STREET, STONEVILLE, NC 27048

336-573-3902 Phone 336-573-3919 Fax

STANDARD WAREHOUSE LEASE

1.          Parties and Property: This Standard Warehouse Lease ("Lease") dated April 1, 2011 between Service Logistics & Warehousing, LLC ("Landlord"), and Stoneville Solar LLC ("Tenant"), whereby Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord, Landlord's #4 Building containing 2,000 square feet of roof space located at 204 S. Henry Street, Stoneville, NC, is entered into upon and subject to the terms and conditions set forth in this lease.

2.          Rent and Other Charges: The base rent shall be $2.00 monthly and payable on or before the first of each month during the term of the Lease. If Landlord does not receive rent or other charges required of Tenant within ten (10) days after it becomes due, Tenant shall pay Landlord interest on such amounts at the rate of twelve percent (12%) per annum from the date due until paid. Tenant shall pay a late charge of five percent (5%) of the rent due for any rent payment made after the due date each month. The total rent for the initial term will be due upon lease execution and additional rent for any holdover shall be due on the 1st day of each month throughout the term of the Lease.

3.          Security Deposit: Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $0.00 as a security deposit which shall be held by Landlord as security for the full and faithful performance by Tenant of each every term, covenant and condition of this Lease. The security deposit does not represent payment of and Tenant shall not presume application of same as payment of the last monthly installment of rental due under this Lease. Landlord shall have no obligation to segregate or otherwise account for the security deposit except as provided in this paragraph 3. If any of the rental or other charges or sums payable by Tenant shall be over-due and unpaid or should payments be made by Landlord on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, as its option, appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of the Tenant; and in such event Tenant upon demand shall restore the security deposit to the amount set forth above in this paragraph 5. In the event Tenant furnishes Landlord with proof that all utility bills and other bills of Tenant related to the Premises have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned to Tenant within sixty (60) days after the date of the expiration or sooner termination of the term of the Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

4.          Term: The initial term of this Lease (the "Term") shall commence on April 1, 2011 through April 1, 2012.

5.          Option and Holding Over: Tenant is hereby granted an option to renew the lease for one (1) year. If Tenant shall remain in possession of the Premises after expiration of the Lease Term, Tenant will be leasing on a month-to-month basis and shall be liable to Landlord for rent in the amount equal to the monthly rent provided under Section 2 of this Lease. If Tenant holds over without Landlord's consent, monthly lease rate shall increase to $3.00 per month. As a month-to-month lease, either Landlord or Tenant may terminate this lease by giving a thirty (30) day written notice to the other party of its intent to do so.

6.          Repairs:

A - Landlord's Repairs: Landlord represents and warrants that the Premises are in good structural condition and contain no latent defects and are in good working order and condition. Landlord shall have the obligation to maintain, repair and replace in good condition and repair the common areas, landscaped areas, driveways and parking lots, the roof and exterior walls, including downspouts and gutters (including glass or plate glass); the structural elements of the Premises, including foundation, floor slab, roof and walls, sprinkler systems, fire protection systems and security systems which service the entire building or the Premises or Property; the mechanical HVAC, plumbing and similar systems or equipment which serve the Premises; and the electrical system and such other utility systems or equipment not the responsibility of Tenant to maintain or repair. In the course of performing any repairs or maintenance required hereunder. Landlord shall be required to minimize its interference with Tenant's business. Landlord shall not be liable for any failure to make repairs that are Landlord's responsibility until and unless Tenant notifies Landlord in writing of the necessity therefore, in which event Landlord shall immediately commence and promptly complete such repairs of replacements. If any portion of the Premises which Landlord is obligated to maintain or repair is damaged by the negligent or intentional acts of Tenant or its agents, employees, licensees or invitees, then repairs necessitated by such damage shall be paid for by Tenant.

B – Repairs by Tenant: Tenant agrees at its own expense, but subject to paragraph A of this section, to repair any damage or injury (ordinary wear and tear excepted) to the Premises of the Property caused by the negligent acts or omissions of Tenant or Tenant's employees or licensees. Tenant's maintenance and repair obligations shall include, without limitations, windows, doors (including dock doors) bumpers, dock levelers, interior office walls, and exposed electrical lines and plumbing fixtures located within the Premises. In no event, however, shall Tenant be obligated to pay for any replacements to any of the systems or elements of the Premises which Tenant is obligated to maintain or repair except if replacement is made necessary because of Tenant's negligence or intentional acts.

7.          Insurance: Landlord, at Landlord's expenses, shall maintain commercial property insurance including loss of rents, covering the Premises on a full replacement cost basis. Such commercial property insurance shall contain a waiver of the insurer's rights of subrogation against either party. Tenant and Landlord, at their respective expense, shall each maintain commercial general liability insurance in the amount of $3,000,000.00 per occurrence naming one another as additional insured's. Neither party shall cancel or allow their respective insurance coverage to lapse without providing thirty (30) days prior written notice of such to the other.

8.          Utilities: N/A.

9.          Taxes: Landlord shall pay all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises.

10.         Use: Tenant shall use the property only for such uses as are permitted by law. Tenant shall comply with all applicable Federal, State and local laws, ordinances, rules and regulations. Tenant shall not cause or permit the Premises to be used in any way which constitutes a nuisance, or has a significant increase in insurance premium costs.

11.         Indemnity: Tenant shall defend, indemnify and hold harmless Landlord from and against any and all costs, claims or liability arising from Tenant's use of the Premises, the conduct of Tenant's business, any breach or default in the performance of Tenant's obligations under this Lease and any other negligent acts or omissions of Tenant. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all costs, claims or liability arising from Landlord's ownership, maintenance or use of the Premises or any breach or default in the performance of Landlord's obligations under this Lease and any other negligent acts or omissions of Landlord. As used in this section, the term "Tenant" and "Landlord" shall include as appropriate Tenant's and Landlord's officers, directors, employees agents, contractors and invitees.

12.         Landlord's Access: N/A.

13.         Outer Possession: If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease term, subject in the provisions of this Lease.

14.         Default and Remedies: In the event of Tenant's failure to pay any installment of rent herein reserved or timely perform any other of its obligations under this Lease (time is of the essence of all such obligations) and in the event any such default shall not be remedied within five (5) day after written notice thereof shall have been given by Landlord to Tenant, Landlord shall have all remedies available at law or in equity in the jurisdiction in which the Premises are located including, but not limited to, the right to re-enter and take possession of the demised premises peaceably or by force, to terminate this lease and remove any property therein, without liability for damage to, and without obligation store such property.

15.         Legal Costs: If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Non-Defaulting Party") upon demand for any costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the De-Faulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement or rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorney's fees and costs.

16.         Notices: All notices or communications required or permitted under this Lease shall be personally delivered or sent by certified mail, return receipt request, postage prepaid or by receipted overnight delivery service. Notices to the parties delivered to the address specified herein. Either party may change its notice address upon written notice to the other party.

17.         Brokerage: Landlord and Tenant each hereby agree to indemnify and hold harmless the other from and against any claims for brokerage commissions due as a result of this Lease.

18.         Modifications and Waivers: All amendments to this Lease shall be in writing and signed by both parties. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or is acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.

19.         Alterations and Additions: Tenant may install equipment or complete modifications within the Premises, provided that each installation does not materially affect the structure or mechanical systems of the building.

20.         Assignment and Subleasing: Tenant shall have no right to further assign or sublease the whole or any part of the Premises.

21.         Subordination: This Lease shall be subject and subordinate to all mortgages, deeds of trust, and other instruments now or hereafter constituting a lien on the Property, and all other matters of record title. Tenant shall not record this Lease or notice hereof.

22.         Landlord Representations: Landlord further warrants and represents that the Premises are in good structural condition, and the Premises and the Property are in compliance with all applicable laws, rules, regulations and ordinances, except The Americans with Disabilities Act. Landlord shall be responsible for obtaining the Certificate of Occupancy and any required permits required per local jurisdiction.

23.          Surrender: Tenant shall surrender the Premises to Landlord in the same condition received, normal wear and tear excepted.

23.         Environmental: Landlord represents covenants and agrees as follows:

A.	The Premises and Property are, and on the Commencement Date will be, in compliance with all applicable hazardous substance laws, rules and regulations regarding the handling, transportation, storage, treatment, use or disposition of hazardous substances as defined by applicable law (including those defined under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act).

Landlord represents and warrants that at the commencement of this Lease, the Premises and Property shall be free from actionable levels of petroleum product contamination, asbestos and other hazardous materials, substances, or waste. If these representations and warranties are found to be incorrect, Landlord at its sole cost shall bring the Premises or Property into compliance with applicable order, directives, laws, statutes, ordinances, rules or regulations of local, state, federal or other governmental or quasi-governmental authorities.

B.	Landlord, upon having knowledge of the same, will take appropriate action as is necessary to enforce such hazardous substance laws, rules and regulations relating to the handling, transportation, storage, treatment, use or disposition of hazardous substances against tenants in the Property.

C.	Tenant shall not be responsible to Landlord for the cost of liability incurred in complying with any order, rule or other requirement of any court or government body or agency having jurisdiction over the Premises requiring Landlord or any other party to comply with any federal, state, or local laws, rules or regulations relating to hazardous substances in or about the Premises or the Property including without limitation, the cost of any required or necessary repair, clean up or remediation excluding, however, any such cost or liability relating to the same crated or caused by Tenant, its agents or employees and Landlord shall indemnify, defend and hold Tenant harmless from and against the same, including any and all costs, judgments, damages, penalties, fines and costs and reasonable attorney fees relating thereto. Landlord shall defend, indemnify and save harmless Tenant, its subtenants, assignees, employees and agents against any liability or claims thereof relating to any environmental condition or hazardous materials in, on or about the Premises or Property including but not limited to the migration of any hazardous materials, substances, or waste onto the Premises or from the Premises to other properties or into the surrounding environment, (i) occurring prior to the Commencement Date or (ii) not caused by Tenant, its subtenants, assignees, employees or agents.

If any hazardous substances shall be present in, on or under the Premises and Property at or during the term of the Lease, other than hazardous substances created, caused or contributed to by Tenant or its employees or agent, and such presence or the cleanup, removal, repair, detoxification or other remedial action with respect to such hazardous substance adversely interferes with the conduct of Tenant's beneficial use of the Premises, all base rent payable by Tenant hereunder shall be reduced for the duration of such interference based upon the extent of such interference; provided, however, if such interference is material and interferes, or reasonably appears that it will interfere with Tenant's beneficial use of the Premises for a period in excess of thirty (30) days, Tenant, upon written notice to Landlord, shall have the right to terminate this Lease. The provisions of this section shall survive the termination of this Lease.

D. Tenant shall not store, use, dispose of or generate any hazardous materials within the leased Premises.

(Signatures on next page)

Signature Page for Standard Warehouse Lease

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date aforesaid:

LANDLORD:		TENANT:

SERVICE LOGISTICS & WAREHOUSE, LLC Stoneville Solar LLC

/s/ Ronnie Bullins		/s/ Jeff Alt
Ronnie Bullins		Jeff Alt

Date:	8-11-2011	Date:	8/11/11

ATTEST:	ATTEST:

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